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                                                                   EXHIBIT 10.10

                                    TERM NOTE


$500,000.00                                                       April 19, 2001

         FOR VALUE RECEIVED, RANDY H. THURMAN (the "Executive") promises to pay to VIASYS HEALTHCARE INC., a Delaware corporation (the "Company"), at its address at 22705 Savi Ranch Parkway, Yorba Linda, CA 92887 c/o Thermo Respiratory & Sensormadics or such other place as the Company may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or such lesser amount as shall be shown on the records of the Company as the unpaid principal balance of this term note (this "Note") together with interest thereon accrued at the rate set forth below, all on the dates set forth below and in accordance with the terms and provisions of this Note. All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Employment Agreement dated as of April 2, 2001 by and between the Executive and the Company.

         Interest shall accrue on the unpaid principal balance of this Note on the date hereof through and including the date on which the unpaid principal balance of this Note is paid in full, computed on the basis of a year of 365 or 366 days, as the case may be, at a rate per annum of 6%. The accrued interest on the unpaid principal balance of this Note shall be payable annually on April 19, commencing on April 19, 2002 and ending on April 19, 2005.

         The unpaid principal balance of this Note shall be payable annually in four equal installments of $125,000 on April 19, commencing on April 19, 2002 and ending on April 19, 2005.

        The unpaid principal balance of and accrued interest on this Note may be prepaid in whole or in part at any time without premium or penalty.

         Any overdue payment of principal and, to the extent permitted by applicable law, overdue payment of interest, shall bear interest until such overdue payment of principal or interest is made, computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed, at a rate per annum of [12]%.

         It shall be considered an Event of Default hereunder upon the occurrence of any of the following events: (a) the Executive shall fail to pay any installment of principal or interest due hereunder and such failure is not remedied within 5 days following the date on which the Company delivers notice of such default to the Executive, or (b) a voluntary proceeding is filed by the Executive or an involuntary proceeding is filed against the Executive seeking liquidation, reorganization or an arrangement with the Executive's creditors under any provision of the United States Bankruptcy Code as then in effect.

         Upon the occurrence of (a) an Event of Default or (b) the termination of the Executive's employment (i) by the Company for Cause, (ii) by the Executive Without Good Reason, or (iii) as a result of the expiration of the then current Term of Employment, all of the unpaid principal and interest hereunder shall become immediately due and payable automatically and without any


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requirement of any notice from or action by the Company and without presentment, demand, protest and other notice of any kind, all of which are expressly waived by the Executive herein.

         No provision of this Note shall require the payment of, or permit contracting for, charging, receiving or collecting interest in excess of the rate then permitted by applicable law. Regardless of any provision contained herein, the Company shall not be entitled to contract for, charge, take, reserve, receive or apply, as interest hereunder, any amount in excess of the highest lawful rate, and, in the event the Company ever contracts for, charges, takes, reserves, receives or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such, and if the principal debt is paid in full, any remaining excess shall forthwith be paid to the Executive.

         No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Company, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         The Executive hereby waives presentment, demand, protest and notice of presentment, notice of dishonor of this debt and each and every other notice of any kind respecting this Note and agrees that this Note is a full recourse obligation and shall be binding upon him and his heirs, successors and assigns.

         The Executive shall pay on demand all collection costs and expenses, including reasonable legal fees and disbursements, incurred by the holder of this Note in enforcing payment hereof.

         THIS NOTE SHALL BE DEEMED TO TAKE EFFECT AS A SEALED INSTRUMENT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

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         IN WITNESS WHEREOF, the Executive has executed this Note as an instrument under seal as of the day and year first above written.


                                              /s/ Randy H. Thurman
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                                                  Randy H. Thurman



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